UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

James River Coal Company
(Exact name of registrant as specified in its charter)

Virginia	000-51129	54-1602012
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 780-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2014, in connection with the previously announced filing of voluntary petitions for reorganization (the “Chapter 11 Petitions”) under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) by James River Coal Company (the “Company”) and its wholly owned subsidiaries listed in Exhibit 99.1 (together with the Company, the “Debtors”) in the Bankruptcy Court for the Eastern District of Virginia (Richmond Division) (the “Court”), the Company and certain of its subsidiaries entered into the Superpriority Debtor-in-Possession Credit Agreement dated April 7, 2014 (the “Credit Agreement”) providing for a term loan facility in an aggregate principal amount of up to $110 million (the “DIP Facility”) from a syndicate of lenders, with Cantor Fitzgerald Securities acting as administrative agent and collateral agent.

In connection with filing the Chapter 11 Petitions, the Debtors filed a motion seeking, among other things, interim Court authorization for (i) the Company to obtain post-petition financing, in the form of the DIP Facility and (ii) the other Debtors to guaranty (the “Guarantors”) the Company’s obligations in respect of the DIP Facility.  The Company’s borrowings under the DIP Facility are anticipated to be made in two separate drawings, the first in a principal amount of up to $80 million, upon satisfaction of customary conditions, including obtaining interim Court approval of the DIP Facility, and the second in a principal amount of up to $30 million, upon satisfaction of customary conditions, including obtaining final Court approval of the DIP Facility.  The obligations of the Debtors under the DIP Facility will be secured by liens covering substantially all of the assets, rights and properties of the Debtors, subject to certain exceptions.

The loans under the DIP Facility (the “Loans”) will bear interest at a rate per annum equal to LIBOR (as defined in the DIP Facility) plus 8.5% or the Base Rate (as defined in the DIP Facility) plus 7.5%. Upon the occurrence and during the continuance of certain events of default under the DIP Facility, the interest rate increases by 2% per annum. The Loans will be issued at a discount of 96.5% of the principal amount thereof (the “OID”), with the OID for the full DIP Facility being paid upon the first drawing of the DIP Facility.

The Company intends to use the proceeds of the DIP Facility to (i) support the Debtors’ businesses during the restructuring process, (ii) repay in full all outstanding obligations under its Second Amended and Restated Revolving Credit Agreement, dated as of June 30, 2011 (as amended, the “Existing Credit Agreement”), by and among the Company and certain of the other Debtors, as borrowers, certain other Debtors, as guarantors, the lenders party thereto, and General Electric Capital Corporation (“GECC”), as administrative agent and collateral agent, including by cash collateralizing all outstanding letters of credit outstanding under the Existing Credit Agreement (and other obligations in respect of such letters of credit) in an amount equal to approximately $30 million, and (iii) repay in full all outstanding obligations under its Master Lease Agreement, dated as of September 19, 2006 among GECC, as lessor, the Company, as lessee, and certain of the Debtors party thereto in an amount equal to approximately $4.2 million.

All Loans are to be repaid on the earlier of (i) the date that is the nine month anniversary of the closing date, (ii) the date that is 45 days after the date on which the Debtors obtain interim Court approval of the DIP Facility if the Court has not entered a final order approving the DIP Facility prior to such date, (iii) the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court, and (iv) the date all unused commitments under the DIP Facility are terminated and all Loans are accelerated in accordance with the terms of the DIP Facility. In addition, the Loans are required to be prepaid (i) with the net proceeds of certain asset dispositions and extraordinary receipts and (ii) by an amount (if any) by which the principal amount of the Loans exceeds the Borrowing Base (as defined in the DIP Facility), which shall be determined twice per month.  Finally, amortization payments in the amounts of $15 million and $5 million will be required upon the occurrence of certain events during the pendency of the Debtors’ bankruptcy cases.

The DIP Facility provides for representations and warranties to be made by the Company and the Guarantors that are customary for facilities of this type. The DIP Facility further provides for customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, without limitation, affirmative covenants requiring the Company to provide financial information, 13-week projections and other information and negative covenants limiting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets and pay dividends. The DIP Facility also provides financial covenants applicable to the Company and its subsidiaries, including (i) certain tests relating to the variance of actual revenues and expenditures verses budgeted revenues and expenditures, (ii) maximum capital expenditures and (iii) minimum liquidity.

The DIP Facility provides for customary events of default, including, without limitation, events of default resulting from non-payment of principal, interest or other amounts when due, the Company’s and the Guarantors’ representations and warranties being untrue in any material respect, breaches by the Company or the Guarantors of their covenants in the DIP Facility or ancillary loan documents (with grace periods in certain circumstances), cross-defaults under other material agreements or instruments or the entry of material judgments against the Company or its subsidiaries. The DIP Facility also includes certain events of default that may arise in connection with the Debtors’ bankruptcy cases, including, without limitation, dismissal or conversion of the Debtors’ cases, failure to obtain final approval of the DIP Facility, approval of additional superpriority claims, failure of any order approving the DIP Facility to remain in effect and certain creditors obtaining relief from the automatic stay.

The foregoing description of the DIP Facility is only a summary. The Credit Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 8, 2014, the Company received notice from The Nasdaq Stock Market (“Nasdaq”) that Nasdaq intends to delist the Company’s common stock and that trading of the Company’s common stock will be suspended at the opening of business on April 17, 2014.  In accordance with Nasdaq’s discretionary authority provided in Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq indicated that its decision was reached as a result of:

●	the Company’s filing of voluntary petitions for reorganization under Chapter 11 of Title 11 the U.S. Code on April 7, 2014;

●	concerns regarding the residual equity interest of the existing listed securities holders;

●
concerns about the Company’s ability to sustain compliance with all of Nasdaq’s continued listing standards, including because the bid price of the Company’s common stock had closed below $1 per share for 30 consecutive days, resulting in non-compliance with Nasdaq Listing Rule 5450(a)(1); and

●
the Company’s failure to timely file with the U.S. Securities and Exchange Commission (the “SEC”) its annual report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”), resulting in non-compliance with Nasdaq Listing Rule 5250(c)(1).

The Company does not intend to take any further action to appeal Nasdaq’s decision to delist the Company’s common stock. Therefore it is expected that the Company’s common stock will be delisted after the completion of Nasdaq’s application to the SEC to delist the Company’s common stock.

Our common stock may be eligible for quotation on the OTC Bulletin Board after our Form 10-K is filed, but such listing would be initiated by a market maker in our stock and we therefore cannot give any assurances as to when or if such listing would take place. We also cannot currently estimate when our Form 10-K will be filed.

ITEM 7.01      REGULATION FD DISCLOSURE

The Company will not issue quarterly earnings press releases and will not host quarterly investor conference calls during the reorganization process under Chapter 11 of the Bankruptcy Code.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1
Superpriority Debtor-in-Possession Credit Agreement dated April 7, 2014 among James River Coal Company, the subsidiaries of James River Coal Company designated therein as guarantors, Cantor Fitzgerald Securities acting as Administrative Agent and Collateral Agent and the lenders party thereto

99.1	List of Filing Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2014

JAMES RIVER COAL COMPANY

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Superpriority Debtor-in-Possession Credit Agreement dated April 7, 2014 among James River Coal Company, the subsidiaries of James River Coal Company designated therein as guarantors, Cantor Fitzgerald Securities acting as Administrative Agent and Collateral Agent and the lenders party thereto

99.1	List of Filing Subsidiaries